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                             CRC COMPOUND RATE CONTRACT
                         MODIFIED GUARANTEED ANNUITY CONTRACT
                           HARTFORD LIFE INSURANCE COMPANY

         SUPPLEMENT DATED DECEMBER 4, 2002 TO THE PROSPECTUS DATED MAY 1, 2002


Effective November 26, 2002, in the table under "Capital Resources and Liquidity Rating" on page 37 of the Prospectus, the "Ratings" information for Ratings Agency "Standard & Poor's" is deleted and replaced with the following:

                           Standard & Poor's
                                  AA-
                                  AA-


  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.


HV-4355
333-46376